                                                                    EXHIBIT 99.1

                                                                (LANDACORP LOGO)


NEWS FOR IMMEDIATE RELEASE

For more information contact:       Mark Rapoport
                                    Landacorp
                                    404-531-9956
                                    mrapoport@landacorp.com

                 LANDACORP REPORTS SECOND QUARTER 2003 RESULTS

ATLANTA, GA. (AUGUST 6, 2003)--Landacorp, Inc. (Nasdaq:LCOR), a leading provider of technology-driven population health management solutions to health plans and provider organizations, today reported results for the second quarter ended June 30, 2003.

Total revenues for the second quarter of 2003 increased 23% to $7.1 million from revenues of $5.7 million in the corresponding period of 2002. The Company reported net income for the quarter of $1.1 million, or $0.07 per share (basic) and $0.06 per share (diluted), compared to a net loss of $5.5 million, or $0.35 per share for the corresponding period of 2002.

Included in the second quarter of 2003, is revenue of approximately $0.3 million related to achieving certain performance criteria from an ongoing care management contract.

Also included in the second quarter of 2003, is additional revenue of approximately $0.4 million due to the revision of the estimated time to complete an ongoing fixed-price medical management software contract.

Based on existing and anticipated customer contracts, management does not believe that consecutive quarter over quarter increases in revenue will continue for the remainder of 2003.

Total revenues for the six months ended June 30, 2003 increased 29% to $13.0 million from revenues of $10.1 million in the corresponding period of 2002. The Company reported net income for the first half of 2003 of $1.6 million, or $0.10 per share (basic) and $0.10 per share (diluted), compared to a net loss of $8.0 million, or $0.52 per share for the first half of 2002.

Included in the six months ended June 30, 2003, is revenue of approximately $0.8 million related to achieving certain performance criteria from an ongoing care management contract.
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LANDACORP, INC.

Landacorp, Inc. is The Population Health Management Company(SM). Our technology-driven solutions for health plans and healthcare delivery organizations include integrated predictive and interventional care management programs and services, and comprehensive Internet- and Windows(R)-based medical management software that improve health outcomes while helping manage and prevent costs. Selected as one of the top eleven disease management vendors in the Summer 2002 DSM Service Report issued by the Health Industries Research Companies (HIRC), Landacorp is among the largest providers of disease-specific intervention programs and services in the United States. Landacorp products and services are implemented at more than 160 client sites. Landacorp corporate headquarters and sales and marketing offices are located in Atlanta, GA, with additional operations located in Raleigh, NC and Chico, CA.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include statements regarding our products and anticipated growth in the markets for our products. Such forward looking statements are based on our management's current judgment and actual results may differ materially from those projected in such forward-looking statements due to various known and unknown risks and uncertainties, including the risk that new and recent contracts will not result in increased business and revenues as quickly as currently anticipated, or at all, and the risk that the markets for our products will not develop and improve as currently anticipated. For further information regarding these and the other risks related to Landacorp's business, investors should consult Landacorp's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2002. Landacorp disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Browse the Landacorp website at http://www.landacorp.com.

The Company's condensed statement of operations and condensed balance sheet are as follows:


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                                 LANDACORP, INC.
                       Condensed Statement of Operations:
                                   (Unaudited)
                    (in thousands, except per share data)


                                                         THREE MONTHS ENDED              SIX MONTHS ENDED
                                                               JUNE 30,                        JUNE 30,
                                                        -----------------------       -----------------------
                                                         2003            2002           2003           2002
                                                        --------       --------       --------       --------
Revenue                                                 $  7,054       $  5,718       $ 13,011       $ 10,091

Cost of revenue                                            2,244          3,120          4,246          5,676
                                                        --------       --------       --------       --------
Gross profit                                               4,810          2,598          8,765          4,415
                                                        --------       --------       --------       --------
Operating expenses:
Sales and marketing                                        1,025          1,346          1,893          2,555
Research and development                                   1,197          1,528          2,300          2,713
General and administrative                                 1,357          1,601          2,691          3,251
Amortization of intangible assets                            134            317            268            635
Asset impairment charge                                       --          3,300             --          3,300
                                                        --------       --------       --------       --------
Total operating expenses                                   3,713          8,092          7,152         12,454
                                                        --------       --------       --------       --------
Net Income (loss) from operations                          1,097         (5,494)         1,613         (8,039)

Interest and other income                                     24             39             50             90
Interest expense                                              (8)           (13)           (13)           (20)
                                                        --------       --------       --------       --------
Net income (loss) before income taxes                   $  1,113       $ (5,468)      $  1,650       $ (7,969)
Provision for income taxes                                    20             --             20             --
                                                        --------       --------       --------       --------
Net income (loss)                                       $  1,093       $ (5,468)      $  1,630       $ (7,969)
                                                        ========       ========       ========       ========

Net income (loss) per share - basic                     $   0.07       $  (0.35)      $   0.10       $  (0.52)
                                                        ========       ========       ========       ========
Net income (loss) per share - diluted                   $   0.06       $  (0.35)      $   0.10       $  (0.52)
                                                        ========       ========       ========       ========

Weighted average common shares outstanding - basic        15,698         15,440         15,609         15,408
                                                        ========       ========       ========       ========
Weighted average common and common equivalent
shares outstanding - diluted                              17,077         15,440         16,662         15,408
                                                        ========       ========       ========       ========

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                                 LANDACORP, INC.
                      Condensed Consolidated Balance Sheets
                      (in thousands, except share data)


                                                                                 JUN 30,         DEC 31,
                                                                                  2003           2002
                                                                                --------       --------
ASSETS                                                                         (unaudited)
Current Assets:
     Cash and cash equivalents                                                  $  9,677       $ 10,008
     Accounts receivable and costs and estimated earnings in excess of
     billings on uncompleted contracts, net                                        5,405          3,797

     Other current assets                                                            720            761
                                                                                --------       --------
     Total current assets                                                         15,802         14,566

     Property and equipment, net                                                   1,517          1,365
     Goodwill                                                                      7,749          7,749
     Intangible assets, net                                                        1,249          1,516
     Other long-term assets                                                           98            123
                                                                                --------       --------
                                                                                $ 26,415       $ 25,319
                                                                                ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                                           $    971       $    730
     Accrued expenses                                                              2,604          3,525
     Restructuring Accrual                                                           161            208
     Deferred revenue and billings in excess of costs and estimated
     earnings on uncompleted contracts, net                                        6,865          7,122
     Current portion of capital lease obligations                                     78             78
     Current portion of notes payable                                                 92             --
                                                                                --------       --------

     Total current liabilities                                                    10,771         11,663

Capital lease obligations, net of current portion                                    126            181
Notes payable, net of current portion                                                268             --
                                                                                --------       --------
     Total liabilities                                                            11,165         11,844
                                                                                --------       --------

Stockholders' equity:
     Common stock, $0.001 par value, 50,000,000 shares authorized;
     15,982,000 and 15,694,000 shares issued and outstanding, respectively            16             16
     Additional paid-in capital                                                   58,528         58,412
     Notes receivable from officers                                                 (167)          (163)
     Unearned stock-based compensation                                                (5)           (36)
     Accumulated deficit                                                         (43,122)       (44,754)
                                                                                --------       --------
     Total stockholders' equity                                                   15,250         13,475
                                                                                --------       --------
                                                                                $ 26,415       $ 25,319
                                                                                ========       ========


  Landacorp is a registered trademark of Landacorp, Inc. The Population Health
      Management Company is a service mark of Landacorp, Inc. Windows is a registered trademark of Microsoft Corporation